Exhibit 99.1

Stardust Power Announces Exclusive Licensing Agreement for Lithium Brine Concentration Technology from KMX Technologies

●	Following the October 8, 2024 announcement, Stardust Power finalizes exclusive licensing agreement with KMX Technologies to enhance lithium production efficiency and sustainability.

GREENWICH, Conn., February 10, 2025 — Stardust Power Inc. (NASDAQ: SDST) (“Stardust Power” or the “Company”), an American developer of battery-grade lithium products, today announced the execution of an exclusive licensing agreement with KMX Technologies, Inc. (“KMX”), a leader in advanced lithium brine concentration technology. This agreement grants Stardust Power the exclusive rights to utilize KMX’s innovative vacuum membrane distillation (“VMD”) technology for lithium extraction and concentration across the United States, Canada, and select international markets.

The exclusive license grants Stardust Power the full rights to use and operate KMX VMD units within the designated territory and field of use for lithium. This agreement will support Stardust Power’s continued commitment to build out the North American lithium supply chain and onshoring of critical minerals in the rapidly growing North America lithium market.

“This exclusive licensing agreement with KMX Technologies is a pivotal step forward in advancing Stardust Power’s sustainability and operational efficiency goals,” said Roshan Pujari, CEO and Founder of Stardust Power. “KMX’s VMD technology offers a unique opportunity to reduce both energy consumption and water use across our supply chain, particularly by concentrating lithium feedstocks for efficient logistics. By incorporating this technology, we aim to significantly lower operating costs while strengthening the U.S. critical mineral supply chain and enhancing national security, all while doing so in an environmentally responsible manner.” KMX’s technology is ideal for Stardust Power’s innovative hub and spoke refinery model. By reducing the volume of the brine feedstock, less volume needs to be transported. The large central refinery is designed to repulp feedstock and blend as needed.

KMX’s VMD technology is capable of concentrating lithium from brine sources with minimal losses, thereby enhancing the economic viability of lithium projects. Additionally, the technology produces high-quality water as a byproduct, which can be used to minimize reliance on local freshwater resources in the lithium extraction process, a key factor in increasing water sustainability for the industry.

Zachary Sadow, CEO of KMX Technologies, added, “We are excited to partner with Stardust Power, a visionary company dedicated to driving sustainability and innovation within the lithium sector. This agreement represents a shared commitment to improving the efficiency and environmental footprint of the lithium supply chain.”

With the execution of this agreement, Stardust Power is positioned to deploy KMX’s VMD technology throughout Stardust Power’s network design and supply chain in order to optimize delivery of feedstocks to its lithium refinery under development in Muskogee, Oklahoma, with up to 50,000 metric tons per annum production capacity upon completion. The Company plans to integrate this advanced technology to further enhance the environmental and economic performance of its lithium production processes.

About Stardust Power Inc.

Stardust Power is a developer of battery-grade lithium products designed to bolster America’s energy leadership by building resilient supply chains. Stardust Power is developing a strategically central lithium refinery in Muskogee, Oklahoma with the anticipated capacity of producing up to 50,000 metric tons per annum of battery-grade lithium. The Company is committed to sustainability at each point in the process. Stardust Power trades on the Nasdaq under the ticker symbol “SDST.”

For more information, visit www.stardust-power.com

About KMX Technologies, Inc.

KMX Technologies is solving the most critical environmental and energy challenges of the 21st century. Through its proprietary membrane distillation technology, the company sustainably sources critical minerals necessary for next generation supply chains and infrastructure, is advancing wastewater treatment, and is accelerating energy storage with its direct lithium recovery enhancement processes.

Stardust Power Contacts

For Investors:

Johanna Gonzalez

investor.relations@stardust-power.com

For Media:

Michael Thompson

media@stardust-power.com

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” Such forward-looking statements are often identified by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “forecasted,” “projected,” “potential,” “seem,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or otherwise indicate statements that are not of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements and factors that may cause actual results to differ materially from current expectations include, but are not limited to: the ability of Stardust Power to realize the anticipated benefits of KMX’s technology; the ability of Stardust Power to grow and manage growth profitably, maintain key relationships and retain its management and key employees; obtaining the necessary permits and governmental approvals to develop the site; risks related to the uncertainty of the projected financial information with respect to Stardust Power; risks related to the price of Stardust Power’s securities, including volatility resulting from changes in the competitive and highly regulated industries in which Stardust Power plans to operate, variations in performance across competitors, changes in laws and regulations affecting Stardust Power’s business and changes in the combined capital structure; and risks related to the ability to implement business plans, forecasts, and other expectations and identify and realize additional opportunities. The foregoing list of factors is not exhaustive.

Stockholders and prospective investors should carefully consider the foregoing factors, and the other risks and uncertainties described in documents filed by Stardust Power from time to time with the SEC.

Stockholders and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which only speak as of the date made, are not a guarantee of future performance and are subject to a number of uncertainties, risks, assumptions and other factors, many of which are outside the control of Stardust Power. Stardust Power expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the expectations of Stardust Power with respect thereto or any change in events, conditions or circumstances on which any statement is based.